Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:

Cassandra Dump

(619) 971-1887

Cassy@pascalecommunications.com

Investor Contact:

Chris Lewis

Director, Investor Relations & Corporate Strategy & Development

(949) 481-0510

clewis@glaukos.com

Glaukos Announces Preliminary, Unaudited Fourth Quarter and Full Year 2020 Net Sales

San Clemente, CA – January 13, 2021 – Glaukos Corporation (NYSE: GKOS), an ophthalmic medical technology and pharmaceutical company focused on novel therapies for the treatment of glaucoma, corneal disorders and retinal diseases, today announced its preliminary, unaudited net sales for the fourth quarter and full year ended December 31, 2020.

Preliminary and unaudited total net sales for the fourth quarter of 2020 are expected to be approximately $73 million, consisting of approximately $58 million in Glaucoma net sales and approximately $15 million in Corneal Health net sales.

Preliminary and unaudited total net sales for the full year of 2020 are expected to be approximately $225 million, consisting of approximately $179 million in Glaucoma net sales and approximately $46 million in Corneal Health net sales.

“I am extremely proud of our teams’ steadfast dedication and resiliency to advance our key strategic priorities and execute our plans while navigating the unique challenges associated with the COVID-19 pandemic over the course of 2020 into 2021. I also want to express my appreciation to our customers around the world who continue to prioritize serving the needs of patients,” said Thomas Burns, Glaukos president and chief executive officer. “While we maintain near-term caution as uncertainties associated with COVID-19 persist, I am confident in our execution and the longer-term fundamental prospects of our business remain strong as we advance our mission to transform the treatment of chronic eye diseases.”

These preliminary and unaudited net sales results are subject to revision until the company provides its full financial and operating results in its upcoming earnings release and earnings call for the fourth quarter of 2020, which is expected to be in late February.

About Glaukos

Glaukos (www.glaukos.com) is an ophthalmic medical technology and pharmaceutical company focused on novel therapies for the treatment of glaucoma, corneal disorders and retinal diseases. The company pioneered Micro-Invasive Glaucoma Surgery, or MIGS, to revolutionize the traditional glaucoma treatment and management paradigm. Glaukos launched the iStent®, its first MIGS device, in the United States in July 2012, its next-generation iStent inject® device in the United States in September 2018, and most recently, the iStent inject W device in October 2020. In corneal health, Glaukos’ proprietary suite of single-use, bio-activated pharmaceuticals are designed to strengthen, stabilize and reshape the cornea through a process called corneal collagen cross-linking to treat corneal ectatic disorders and correct refractive conditions. Glaukos is leveraging its platform technology to build a comprehensive and proprietary portfolio of micro-scale surgical and pharmaceutical therapies in glaucoma, corneal health and retinal disease.

Forward-Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Although we believe that we have a reasonable basis for forward-looking statements contained herein, we caution you that they are based on current expectations about future events affecting us and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that may cause our actual results to differ materially from those expressed or implied by forward-looking statements in this press release. These potential risks and uncertainties include, without limitation, uncertainties regarding the duration and severity of the COVID-19 pandemic and its impact on our business or the economy generally and risks related to the commercialization of new products, such as risks associated with product pricing, marketing and sales efforts. These and other risks, uncertainties and factors related to Glaukos and our business are described in detail under the caption “Risk Factors” and elsewhere in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 filed with the Securities and Exchange Commission on November 5, 2020. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date hereof. We do not undertake any obligation to update, amend or clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

Further, the preliminary financial results for the company’s fourth quarter 2020 included in this press release represent the most current information available to management. The company’s actual results may differ from these preliminary results due to the completion of the company’s financial closing procedures, final adjustments, completion of the review by the company’s independent registered public accounting firm and other developments that may arise between the date of this press release and the time that financial results for the fourth quarter of 2020 are finalized.

Our filings with the SEC are available in the Investor Section of our website at www.glaukos.com or at www.sec.gov. In addition, information about the risks and benefits of our products is available on our website at www.glaukos.com.

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